EXHIBIT 10.1

Empire Relations Group Consulting Agreement

THIS AGREEMENT, dated May 21, 2013, and effective the 1st day of June, 2013 (the "Effective Date"), by and between Empire Relations Group Inc. ("Empire") , a corporation organized and existing under the laws of the State of New York , having its principal place of business at 68 South Service Rd., Suite 100, Melville, NY 11747 and Titan Iron Ore Corp. ("Titan" or the "Company")), a corporation existing under the laws of the State of Nevada, having its principal place of business at 3040  North Campbell Avenue, Suite 110, Tucson, AZ 85719;

WITNESSETH:

WHEREAS, Empire Relations Group Inc. is involved in the business of financial relations, public relations, research services and consulting for equity and bond placements and;

WHEREAS, Titan Iron Ore Corp. is engaged in the acquisition, exploration and development of mineral properties;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Empire Relations Group Inc. and Titan Iron Ore Corp. hereby agree as follows:

1.     Consulting Fees. As compensation for its services as described in this agreement, Empire shall receive the following cash fees and shares:
•
On mutual execution and delivery of this Agreement an up-front, non-refundable fee of $4,000 (to be furnished by wire transfer upon instructions from Empire) and, reasonably promptly thereafter, 150,000 non assessable, restricted common shares of Titan (the "Shares")

•	Beginning on the day that is 90 days from the Effective, Date, and provided that this Agreement has not been terminated as provided herein, an additional $4,000 in cash
•	Beginning on the day that is 120 days from the Effective, Date, and provided that this Agreement has not been terminated as provided herein, an additional $5,500 in cash

2.     Share Matters and Restrictions. Titan confirms that the Shares are or will be legally issued under Nevada law and its own corporate charter and shall not at any time dispute that the shares were legally issued. Titan shall create a signed board resolution and prepare instructions for the transfer agent for the issuance of the Shares. Titan shall supply Empire with a copy of the board resolution and the instructions to the transfer agent for the issuance of the Shares.

Empire acknowledges that, in addition to hold periods imposed under US securities law, all Shares issued hereunder will bear a legend substantially in the following form:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE ISSUER)THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 194A UNDER SAID ACT.

Both parties agree that Empire retains the right to sell any stock that it receives as a result of this agreement when Empire is eligible to sell its stock under the Rule 144 Safe Harbor provisions. Titan agrees that it will disclose to Empire the name of its securities attorney for the purpose of selling its stock and receiving an opinion from Titan's securities attorney regarding any restrictive legends on Empire's stock certificate and specifically, any instruction to the transfer agent on the removal of any restrictive legends. Titan agrees that, upon a proper request from Empire, Titan will instruct its securities attorney to render an opinion on Empire's stock certificate and specifically, the removal of any restrictive language. If Empire's paperwork is not presented to the securities attorney in acceptable form and through the proper channels as required by Rule 144, Titan will instruct its securities attorney to notify Empire's agent or broker or Empire itself on and required amendments to the presented paperwork to the satisfaction of Titan's attorney within 5 business days of the receipt of the paperwork. If the designated security attorney of Titan fails to render an opinion on Empire's stock and the removal of any restrictive legends on Empire's stock within 10 business days of the initial receipt of the paperwork, then Empire will have the right to retain its own attorney for purpose of removal of any restrictive legends, and Titan will instruct its transfer agent to use the opinion of Empire's attorney provided that it is reasonably acceptable. The parties shall share equally in the cost of any opinion of counsel referred to above.

3.     Duties and Services of Empire. For the term of this Agreement, Empire agrees to use its best commercial efforts to introduce the Titan story to brokers, fund managers and investors. In addition, Empire agrees to provide the following Services for the term of this Agreement:

1.     Production of a Corporate Profile.
2.     A broker awareness program. Empire shall use its best efforts to publicize the Titan story to the brokers within its domain. Empire shall contact the brokers that have expressed an interest in the Titan story on a periodic basis to update these brokers on all available public information.
3.     An investor awareness program. Empire shall use its best efforts to publicize the Titan story to investors within its domain. Empire will contact investors through the use of email, press releases and its website presence.
4.     Assist management in the creation and distribution of all press releases if it receives drafts of the press releases from the designated member of the management team.
5.     Provide introductions to Wall Street investment banks for the purpose of raising capital if so requested by the management team of Titan. Empire will not act as a broker or investment banker. Empire will not facilitate the sale. Empire will not be involved in the negotiation or the terms of the financing. Empire will simply provide the introduction.

4.     Duties of Titan. Titan shall furnish upon request any and all publicly available documents of Titan including marketing, financial, promotional and other materials in such quantities that Empire may request from time to time. Titan makes no representations, warranties or guarantees express or implied, as to the suitability or use of this information for any particular purpose.

5.    Out of Pocket Expenses. Upon presentation of detailed invoice, Titan shall reimburse Empire as to any extraordinary, but reasonable and actual expenses that are mutually agreed upon in advance in relation to, for example, special mailings, road show events, and/or any other extraordinary expense outside of the scope of Services of this Agreement.

6.     Term and Termination. The term of this agreement shall begin on the Effective Date and continue for a period of five (5) months, unless earlier terminated as follows:
•	By mutual agreement of the parties;
•	At any time by either party for cause upon a material breach by the other party, or
•	Upon 30 days written notice, at Titan's election at any time following two (2) months after the Effective Date with or without cause

In the event of a termination of this Agreement by Titan , all compensation paid to Empire up until the time of termination shall be paid, shall be considered fully earned, and be non-refundable. In the event of a termination of this agreement by Empire, a refund shall be paid by Empire to Titan on a prorated basis.

7.     Assignment; Binding Effect. Titan's and Empire's rights and obligations under this Agreement will inure to the benefit of and be binding upon all successors and assignees. Neither party shall assign its interest in this Agreement without the written consent of the other party, such consent not to be unreasonably withheld.

8.     Legal Compliance. All parties to this agreement agree to follow and be compliant with all State and Federal laws as a result of the duties and obligations assumed by this Agreement. The relationship of Empire to the Company is that of an independent contractor, and nothing herein shall be construed or deemed as creating any other relationship. Without limiting the foregoing, the relationship between the parties hereto shall not be deemed to be that of an employer-employee, joint venture, or partnership. As an independent contractor, the Consultant shall have the sole responsibility for paying taxes, workers compensation, employee benefits (if any), and all similar obligations, and shall be charged with performing the Services in the way that the Consultant deems the most feasible or desirable.

9.     Confidential Information and Work for Hire. The Consultant and the Company hereby acknowledge and agree that in connection with the performance of the Services set forth herein, the Consultant shall be provided with or shall otherwise be exposed to or receive certain confidential and/or proprietary information of the Company or of third parties and may develop certain products, services, methods, know-how, procedures, formulae, processes, specifications, and information of a similar nature that relate to the Services rendered hereunder. The Consultant therefore agrees to maintain and preserve the secrecy and confidentiality of any and all proprietary and business secret or confidential information and data. In the course of performing the Services hereunder, the Consultant may develop certain processes, formulations, inventions, data, reports, records, information, prototypes, know-how, designs, drawings, schematics, manuals, ideas, or other products or materials, including ideas that may be protectable under• intellectual property laws (all of the foregoing collectively referred to herein as "Work Product"). The Consultant acknowledges that all Work Product created by it during the term of this Agreement or which relates to the Services performed hereunder shall be the property of the Company, and the Consultant hereby agrees to take all actions requested by the Company in order to vest ownership of the Work Product in them. Should the Company seek intellectual property protection for any Work Product, the Consultant agrees to execute any documents and take any actions reasonably requested by them to effectuate the same, all at no additional cost,

9.     No Warranties or Guarantees by Empire. Empire has made absolutely no representations, warrantees or guarantees as related to how many shares will be purchased as a result of Empire's services or share price appreciation as a result of Empire's services.

10.   Indemnity. Each party indemnifies, defends and holds harmless the other party, its employees, shareholders, officers, and directors, and each of them, from and against any loss, damage, claim, cost or expense of any kind that such parties may incur in connection with a breach by the indemnifying party of any obligation or agreement set forth in this Agreement.

11.   Entire Agreement. This agreement contains the entire understanding between the two parties and supersedes all previous verbal and written agreements. There are no other agreements, representations or warranties not set forth in this agreement.

12.   Notices, Etc. All notices, demands, and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, Email or similar transmission) or mailed (by certified mail, return receipt requested), sent, or delivered (including by way of overnight courier service),

(i) if to Consultant, to:

Empire Relations Group, Inc.
Ken Maciora, Chief Executive Officer
68 South Service Road, Suite 100
Melville, New York 11747
Tel: (917) 670-9541
Fax:
Email: Kenneth Maciora [empirerelations@aol.com]

or (ii) if to the Company, to:

Titan Iron Ore Corp.
Andrew Brodkey, President and CEO
3040 N. Campbell Ave., Suite 110
Tucson, Arizona 85719
Tel: 520-989-0031
Fax: 520-623-3326
Email: abrodkey@kriyah.com

or, as to each party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications shall be effective when sent; provided, however, that if sent by facsimile transmission, notices, demands, and other communications shall be confirmed by same day certified mail, return receipt requested.

13.   Amendments, Etc. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

14.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York. Subject to Section 15 below, each party hereby consents to the laying of venue for any action under this contract in the State of New York in the City of New York and, for such purposes, each of the parties hereby consents to the jurisdiction of such court.

15.  Levi Disputes; Arbitration. At the request of either party, any dispute relating to this agreement shall first be submitted to a single arbitrator qualified by training and experience to adjudicate the matters in dispute in the State of New York in the City of New York under the rules of the American Arbitration Association ("AAA"). Each party shall bear his or its own costs in connection with any such arbitration. The arbitrator shall not be permitted to award punitive or exemplary damages. The award of the arbitrator shall be final and binding upon the parties, subject only to appeal to a Court under the rules of the AAA.

16.   Severability. Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

16.   Captions. The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

17.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original executed counterpart hereof.

In WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Name of Company : Empire Relations Group Inc.

Name and Title of Authorized Officer: _____________________________________

Signature: __________________________________________________________

Name of Company: Titan Iron Ore Corp.

Name and Title of Authorized Officer:        CEO

Signature:  /s/ Andrew Brodkey

14.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York. Subject to Section 15 below, each party hereby consents to the laying of venue for any action under this contract in the State of New York in the City of New York and, for such purposes, each of the parties hereby consents to the jurisdiction of such court.

15.   Legal Disputes; Arbitration. At the request of either party, any dispute relating to this agreement shall first be submitted to a single arbitrator qualified by training and experience to adjudicate the matters in dispute in the State of New York in the City of New York under the rules of the American Arbitration Association ("AAA"). Each party shall bear his or its own costs in connection with any such arbitration. The arbitrator shall not be permitted to award punitive or exemplary damages. The award of the arbitrator shall be final and binding upon the parties, subject only to appeal to a Court under the rules of the AAA.

16.   Severability. Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

16.   Captions. The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

17.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original executed counterpart hereof.

In WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Name of Company : Empire Relations Group Inc.

Name and Title of Authorized Officer:  Kenneth Maciora, CEO

Signature: /s/ Kenneth Maciora

Name of Company: Titan Iron Ore Corp.

Name and Title of Authorized Officer: _____________________________

Signature: __________________________________________________